LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all men by these presents, that Craig P. Omtvedt whose signature appears below constitutes and appoints Robert J. Siverd, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities Exchange Commission
(or other appropriate governmental authority for such purpose), granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

	IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of August 2004.






									   /s/Craig P. Omtvedt
										Signature




									   Craig P. Omtvedt								 Print Name